Exhibit 99.1

PAPA JOHN’S ADOPTS LIMITED DURATION STOCKHOLDER RIGHTS PLAN

LOUISVILLE, KY — July 22, 2018 — Papa John’s International, Inc. (NASDAQ: PZZA) today announced that its Board of Directors has approved the adoption of a limited duration stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock. The record date for such dividend distribution is August 2, 2018. The Rights Plan expires, without any further action being required to be taken by Papa John’s Board of Directors, on July 22, 2019.

The adoption of the Rights Plan is intended to enable all Papa John’s stockholders to realize the full potential value of their investment in the company and to protect the interests of the company and its stockholders by reducing the likelihood that any person or group gains control of Papa John’s through open market accumulation or other tactics without paying an appropriate control premium.  In addition, the Rights Plan provides the Board of Directors with time to make informed decisions that are in the best long-term interests of Papa John’s and its stockholders and does not deter the Papa John’s Board of Directors from considering any offer that is fair and otherwise in the best interest of Papa John’s stockholders.

The Rights Plan is similar to other plans adopted by publicly-traded companies. Under the Rights Plan, the rights generally would become exercisable only if a person or group (including a group of persons who are acting in concert with each other) acquires beneficial ownership of 15% or more of Papa John’s common stock in a transaction not approved by the Papa John’s Board of Directors. In that situation, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of Papa John’s common stock having a market value of twice such price. In addition, if Papa John’s is acquired in a merger or other business combination after an acquiring person acquires 15% or more of Papa John’s common stock, each holder of the right would thereafter have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group would not be entitled to exercise these Rights. John H. Schnatter and his affiliates and associates who currently beneficially own shares of common stock in excess of 30% have been grandfathered under the Rights Plan but will become an acquiring person upon their acquisition of 31% or more of our outstanding shares of common stock, subject to certain exceptions as described in the Rights Plan. In the Rights Plan, the definition of “beneficial ownership” includes derivative securities.

Further details of the Rights Plan will be contained in a Current Report on Form 8-K that Papa John’s will be filing with the Securities and Exchange Commission (SEC). These filings will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Papa John’s corporate website at www.papajohns.com.

Hogan Lovells US LLP is serving as legal advisor to Papa John’s.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, contingent liabilities, resolution of litigation, commodity costs, profit margins, unit growth, unit level performance, capital expenditures, share repurchases, dividends, effective tax rates, the impact of the Tax Cuts and Job Act and the adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. Our risk factors are discussed in detail in “Part I. Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

For more information about the company, please visit www.papajohns.com.

About Papa John’s International, Inc.

Headquartered in Louisville, Kentucky, Papa John’s International, Inc. (NASDAQ: PZZA) is the world’s third-largest pizza delivery company. For 16 of the past 18 years, consumers have rated Papa John’s No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI). For more information about the company or to order pizza online, visit Papa John’s at www.papajohns.com.

Investor Relations Contact:

Papa John’s International, Inc.

Joe Smith, 502-261-4593

Vice President of Investor Relations and Strategy